RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE INTERMEDIATE TAX-EXEMPT FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

ELECTION OF BOARD MEMBERS
                                             AFFIRMATIVE            WITHHOLD

    Kathleen Blatz                          60,818,154.00         18,425,720.35

    Arne H. Carlson                         60,681,077.37         18,562,796.98

    Patricia M. Flynn                       60,818,154.00         18,425,720.35

    Anne P. Jones                           60,757,699.03         18,486,175.32

    Jeffrey Laikind                         60,802,327.68         18,441,546.67

    Stephen R. Lewis, Jr.                   60,775,628.94         18,468,245.41

    Catherine James Paglia                  60,818,154.00         18,425,720.35

    Vikki L. Pryor                          61,215,157.68         18,028,716.67

    Alan K. Simpson                         60,629,009.09         18,614,865.26

    Alison Taunton-Rigby                    60,701,507.90         18,542,366.45

    William F. Truscott                     61,008,634.44         18,235,239.91


AMEND THE ARTICLES OF INCORPORATION TO PERMIT THE BOARD TO ESTABLISH THE MINIMUM
ACCOUNT VALUE AND TO CHANGE THE NAME OF THE CORPORATION

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES

         59,887,489.90      1,098,962.71      18,257,421.74           0.00
APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE
INVESTMENTS, LLC

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
         60,361,127.08       901,363.20       17,981,384.07          0.00
APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

DIVERSIFICATION

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
         59,785,247.89      1,373,339.33      18,085,287.13          0.00
TEN PERCENT LIMITATION IN SINGLE ISSUER

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
         59,686,042.40      1,481,180.27      18,076,651.68          0.00
LENDING

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
         59,473,915.23      1,692,102.68      18,077,856.44          0.00
BORROWING

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
         59,547,384.69      1,684,119.46      18,012,370.20          0.00

RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE TAX-EXEMPT BOND FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

ELECTION OF BOARD MEMBERS
                                             AFFIRMATIVE            WITHHOLD
    Kathleen Blatz                         344,436,479.64         10,758,258.42

    Arne H. Carlson                        343,964,206.58         11,230,531.48

    Patricia M. Flynn                      344,703,344.18         10,491,393.88

    Anne P. Jones                          344,086,076.71         11,108,661.35

    Jeffrey Laikind                        344,124,857.51         11,069,880.55

    Stephen R. Lewis, Jr.                  344,270,644.15         10,924,093.91

    Catherine James Paglia                 344,235,386.45         10,959,351.61

    Vikki L. Pryor                         344,591,391.97         10,603,346.09

    Alan K. Simpson                        343,354,828.30         11,839,909.76

    Alison Taunton-Rigby                   344,382,928.76         10,811,809.30

    William F. Truscott                    344,548,189.92         10,646,548.14

AMEND THE ARTICLES OF INCORPORATION TO PERMIT THE BOARD TO ESTABLISH THE MINIMUM
ACCOUNT VALUE AND TO CHANGE THE NAME OF THE CORPORATION

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
         334,947,168.10      11,680,135.05      8,503,159.16         64,275.75
APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE
INVESTMENTS, LLC


          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
         336,870,022.41      10,063,536.46      8,196,903.44         64,275.75
APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

DIVERSIFICATION

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
         335,592,078.62      10,677,461.00      8,860,922.69         64,275.75
TEN PERCENT LIMITATION IN SINGLE ISSUER

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
         334,762,653.65      11,237,078.01      9,130,730.65         64,275.75
LENDING

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
         331,959,774.15      13,878,622.45      9,292,065.71         64,275.75
BORROWING

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
         332,346,728.58      13,627,543.53      9,156,190.20         64,275.75